     As filed with the Securities and Exchange Commission on March 9, 2000
                                                     Registration No. 333-93015
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                ---------------

                             Amendment No. 7
                                      To
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                             HOMEGROCER.COM, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                                ---------------

            Washington                         5411                   91-1863408
 (State or Other Jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
  Incorporation or Organization)   Classification Code Number)  Identification Number)

                            10230 N.E. Points Drive
                          Kirkland, Washington 98033
                                (425) 201-7500
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                ---------------

                               Mary Alice Taylor
                             HomeGrocer.com, Inc.
                            Chief Executive Officer
                            10230 N.E. Points Drive
                          Kirkland, Washington 98033
                                (425) 201-7500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                ---------------

                                  COPIES TO:

            William W. Ericson, Esq.                        Daniel G. Kelly, Jr., Esq.
            Sonya F. Erickson, Esq.                           DAVIS POLK & WARDWELL
               VENTURE LAW GROUP                               1600 El Camino Real
           A Professional Corporation                          Menlo Park, CA 94025
              4750 Carillon Point
               Kirkland, WA 98033

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                                ---------------

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _______________
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
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                               Explanatory Note
   This registration statement contains two separate prospectuses. The first prospectus relates to a public offering in the United States and Canada of an aggregate of 17,600,000 shares of common stock. The second prospectus relates to a concurrent offering outside the United States and Canada of an aggregate of 4,400,000 shares of common stock. The prospectuses for each of the U.S. offering and the international offering will be identical with the exception of an alternate front cover page for the international offering. This alternate page appears in this registration statement immediately following the complete prospectus for the U.S. offering.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by HomeGrocer.com in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee.

                                                                       Amount
                                                                     to be Paid
                                                                     ----------
     SEC registration fee........................................... $   80,151
     NASD filing fee................................................     30,500
     Nasdaq National Market listing fee.............................     90,000
     Printing and engraving expenses................................    250,000
     Legal fees and expenses........................................    500,000
     Accounting fees and expenses...................................    300,000
     Blue Sky qualification fees and expenses.......................     10,000
     Transfer Agent and Registrar fees..............................     15,000
     Miscellaneous fees and expenses................................    124,349
                                                                     ----------
         Total...................................................... $1,400,000
                                                                     ==========

Item 14. Indemnification of Directors and Officers

   Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under some circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The registrant's Bylaws (Exhibit 3.5 hereto) provide for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose.

   Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. The registrant's Articles of Incorporation (Exhibit 3.2 hereto) contain provisions implementing, to the fullest extent permitted by Washington law, as applicable, such limitations on a director's liability to the registrant and its shareholders.

   The registrant will enter into indemnification agreements with its officers and directors, the form of which is attached as Exhibit 10.26 to this Registration Statement and incorporated herein by reference. The indemnification agreements provide the registrant's officers and directors with indemnification to the maximum extent permitted by the WBCA.

Item 15. Recent Sales of Unregistered Securities

   Since HomeGrocer.com's inception through January 1, 2000, HomeGrocer.com has issued and sold the following unregistered securities:

     1. From inception to January 1, 2000, HomeGrocer.com granted and issued options to purchase 15,319,400 shares of its common stock with a weighted average price of $1.05 to a number of employees, directors and consultants of HomeGrocer.com pursuant to its 1997 stock incentive compensation plan. Among those receiving options were Tom A. Alberg, Mary B. Anderson, Charles K. Barbo, James L. Barksdale, Rex L. Carter, Ken Deering, Robert Duffy, Corwin Karaffa, Jonathan Landers, Jonathan D. Lazarus, Daniel R. Lee, Daniel J. Murphy, David A. Pace, Philip
  S. Schlein and Kristin H. Stred.

     2. From inception to January 1, 2000, HomeGrocer.com has issued an aggregate of 8,250,870 shares of its common stock to executive officers, directors and employees upon the exercise of stock options granted pursuant to the HomeGrocer.com 1997 stock incentive compensation plan with an aggregate exercise price of $5,674,568. Among those that HomeGrocer.com issued shares to were Tom A. Alberg, Mary B. Anderson, Charles K. Barbo, James L. Barksdale, Rex L. Carter, Ken Deering, Robert Duffy, Corwin Karaffa, Jonathan D. Lazarus, Jonathan Landers, Daniel R. Lee, David A. Pace, Philip S. Schlein and Kristin H. Stred.

     3. On September 29, 1997, HomeGrocer.com issued an aggregate of 15,200,000 shares of its common stock to investors and J. Terrence Drayton, our president, in connection with the domestication of its Canadian predecessor into the state of Delaware for consideration of the Canadian shares.

     4. On October 15, 1997 and September 1, 1998, HomeGrocer.com issued Organic Online, Inc. a total of 800,000 shares of its common stock and 500,000 shares of its Series A preferred stock for consideration of services rendered. On May 21, 1999, HomeGrocer repurchased 250,000 shares of this common stock from Organic Online, Inc. in connection with an agreement to terminate services.

     5. On February 11, 1998, HomeGrocer.com granted and issued warrants with an expiration date of December 31, 2000, to purchase an aggregate of 1,800,000 shares of its common stock, at an exercise price of $0.375 per share, to the following investors in connection with a bridge loan financing: an entity affiliated with the Barbo Group, Madrona Investment Group, LLC, Geoffrey A. Boguch, an entity affiliated with Kleiner Perkins Group, Michael B. Donald, an entity affiliated with the Heffring Group, Richard J. Robbins and Bonnie B. Robbins (as Tenants in Common), Spanish Caravan Investments, LLC, Dennis M. Weibling, Arthur W. Harrigan, John Maynard and Terran Ventures, Inc., Terran Ventures is an affiliate of J. Terrence Drayton, an executive officer.

     6. On June 25, 1998, HomeGrocer.com granted and issued a warrant with an expiration date of December 31, 2000, to purchase 965,666 shares of its common stock at an exercise price of $0.50 per share to Fitpro Pty. Ltd, in connection with a bridge loan financing.

     7. In July 1998, HomeGrocer.com granted and issued warrants with an expiration date of July 2005 or three years from the effective date of this offering, whichever is earlier, to purchase an aggregate of 300,000 shares of its common stock at an exercise price of $0.50 per share to First Portland Corp. and Silicon Valley Bank, each in connection with a commercial loan.

     8. On February 11, 1998, April 3, 1998, June 2, 1998, and July 16, 1998,
  HomeGrocer.com issued 8,000,000 shares of its Series A preferred stock to investors, including but not limited to Fitpro Pty Ltd., Stewart A. Konzen, entities affiliated with Hummer Winblad Group, entities affiliated with the Barbo Group, Madrona Investment Group, LLC, Organic, Inc., Richard J. Robbins and Bonnie B. Robbins (Tenants in Common), Geoffrey A. Boguch, R. Kirk Wilson, Philip S. Schlein, entities affiliated with the Sonntag Group, Lazarus Family Investments LLC, and entities associated with Kleiner Perkins Group for an aggregate cash consideration of $4,000,000. Of the 8,000,000 shares of Series A preferred stock, HomeGrocer.com issued 50,000 shares to Terran Ventures, Inc., an affiliate of our president, J. Terrence Drayton. Of the 8,000,000 shares of Series A preferred stock, HomeGrocer.com issued 100,000 shares to Director Charles Barbo.

     9. On September 1, 1998, HomeGrocer.com issued 16,857,142 shares of its Series B preferred stock to investors, including to Ken Deering, entities affiliated with Hummer Winblad Group, entities affiliated with Kleiner Perkins Group and the Lazarus Family Investments LLC, for an aggregate cash consideration of approximately $5,900,000.

     10. On October 19, 1998, HomeGrocer.com granted and issued a warrant with an expiration date of October 19, 2005 or three years from the effective date of this offering, whichever is earlier, to purchase

  4,120 shares of its common stock at an exercise price of $0.50 per share to First Portland Corp. in connection with a equipment leasing arrangement.

     11. On November 9, 1998, HomeGrocer.com granted and issued a warrant, with an expiration date of November 9, 2005 or three years from the effective date of this offering, whichever is earlier, to purchase 153,600 shares of its Series C to Comdisco, Inc., with an exercise price of $0.78125 per share, in connection with a equipment leasing arrangement.

     12. On March 15, 1999, HomeGrocer.com issued 300,000 shares of its common stock at an exercise price of $0.375 per share to C&LB Family Limited Partnership, an entity associated with the Barbo Group, pursuant to a common stock warrant dated February 11, 1998, for an aggregate cash consideration of $112,500.

     13. On March 30, 1999, HomeGrocer.com issued 300,000 shares of its common stock at an exercise price of $0.375 per share to Geoffrey A. Boguch, pursuant to a common stock warrant dated February 11, 1998, for an aggregate cash consideration of $112,500.

     14. On April 13, 1999 and May 13, 1999, HomeGrocer.com issued 29,942,050 shares of its Series C preferred stock to investors, including but not limited to J. Terrence Drayton, Madrona Investment Group, LLC, Lazarus Family Investments LLC, Philip S. Schlan, Amazon.com, Inc., entities affiliated with the Barksdale Group, Liberty HG, Inc., entities affiliated with the Hummer Winblad Group and entities affiliated with the Kleiner Perkins Group for an aggregate cash consideration of approximately $52,399,000. Of the issued 29,942,050 shares of its Series C preferred stock, HomeGrocer.com issued 5,516 shares to director Charles Barbo.

     15. On September 9, 1999, HomeGrocer.com granted Mary Alice Taylor, our Chairman and Chief Executive Officer and J. Terrence Drayton, our president and a director of HomeGrocer.com, options to purchase an aggregate of 6,150,000 shares of common stock at an exercise price of $0.45 per share and the two officers exercised the options to purchase the shares on that date. The options were exercised for aggregate consideration of $2,767,500 in the form of cash and promissory notes from the officers. Additionally, on September 9, 1999, HomeGrocer.com sold the two officers an aggregate of 2,050,000 shares of common stock at an exercise price of $0.45 per share for aggregate consideration of $922,500 in the form of cash and promissory notes from the officers.

     16. On September 15, 1999, HomeGrocer.com granted and issued a warrant, with an expiration date of September 15, 2006 or three years from the effective date of this offering to purchase 275,862 shares of its Series D preferred stock to Comdisco, Inc., with an exercise price $5.80 per share.

     17. On October 19, 1999, HomeGrocer.com issued 100,000 shares of its common stock at an exercise price of $0.375 per share to Spanish Caravan Investments, LLC, pursuant to a common stock warrant dated February 11, 1998, for an aggregate cash consideration of $37,500.

     18. On October 21, 1999, HomeGrocer.com issued 50,000 shares of its common stock at an exercise price of $0.375 per share to Arthur W. Harrigan, Jr., pursuant to a common stock warrant dated February 11, 1998, for an aggregate cash consideration of $18,750.

     19. On September 30, 1999, October 13, 1999, October 29, 1999, November 12, 1999 and November 18, 1999, HomeGrocer.com issued 18,407,546 shares of its Series D preferred stock to investors, including but not limited to Philip S. Schlein, Amazon.com, Inc., an entity affiliated with the Hummer Winblad Group, entities affiliated with the Kleiner Perkins Group, entities associated with the Barksdale Group, entities associated with Hambrecht & Quist Group, Liberty HG, Inc., Madrona Investment Group, entities affiliated with Van Wagoner Group, Martha Stewart, Comdisco, Inc., and entities affiliated with the Lazarus Group for an aggregate cash consideration of approximately $106,764,000. Of the 18,407,546 shares of its Series D preferred stock, HomeGrocer.com also issued 17,200 shares to Director Charles Barbo. Additionally, chief executive officer Mary Alice Taylor was issued 17,240 shares.

     20. In January 2000, HomeGrocer.com issued an aggregate of 1,050,000 shares of its common stock at an exercise price of $0.375 per share upon the exercise of common stock warrants dated February 11, 1998 and April 26, 1999, for an aggregate cash consideration of $393,750, to: Madrona Investment Group, Michael B. Donald, Heffring Investment Group, Richard & Bonnie Robbins, Spanish Caravan Investments, Dennis M. Weibling, Arthur W. Harrigan, Jr., Terran Ventures, Inc., John Maynard and entities affiliated with the Kleiner Perkins Group.

     21. In January and February 2000, HomeGrocer.com issued an aggregate of 965,666 shares of its common stock to Fitpro Pty. Ltd. at an exercise price of $0.50 per share upon exercise of common stock warrants dated June 25, 1998, for an aggregate cash consideration of $482,833.

   The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Regulation D as transactions by an issuer not involving any public offering. In addition, issuances described in Items 1 and 2 were deemed exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under the Securities Act. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and warrants issued in such transactions. All recipients had adequate access, through their relationships with HomeGrocer.com, to information about HomeGrocer.com.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

 Number                               Description
 ------                               -----------

  1.1** Form of Underwriting Agreement.

  3.1** Restated Certificate of Incorporation of HomeGrocer.com.

  3.2** Amended and Restated Articles of Incorporation of HomeGrocer.com.

  3.3** Second Amended and Restated Articles of Incorporation of HomeGrocer.com
        (proposed).

  3.4** Bylaws of HomeGrocer.com (Delaware).

  3.5** Bylaws of HomeGrocer.com (Washington).

  4.1** Specimen Stock Certificate.

  4.2** Third Amended and Restated Investors Rights Agreement dated September
        30, 1999, as amended.

  4.3** Warrant Agreement to purchase Series C Preferred Stock dated November
        9, 1998 issued by HomeGrocer.com in favor of Comdisco, Inc.

  4.4** Warrant Agreement to purchase Series D Preferred Stock dated September
        15, 1999 issued by HomeGrocer.com in favor of Comdisco, Inc.

  4.5** Form of Common Stock Purchase Warrant issued by HomeGrocer.com to certain lenders.

  4.6** Form of Common Stock Warrant Certificate issued by HomeGrocer.com in connection with its preferred stock financings.

  5.1** Opinion of Venture Law Group regarding the legality of the common stock being registered.

 10.1** Advertising Agreement dated November 18, 1999 between HomeGrocer.com and Amazon.com, LLC.

 10.2** Lease Agreement dated August 16, 1999 between HomeGrocer.com and Valley
        Freightliner, Inc.

 10.3** Revolving Line of Credit Commitment Letter dated June 11, 1999 by
        Mercedes-Benz Credit Corporation in favor of HomeGrocer.com, Inc.

 10.4** Master Lease Agreement dated November 9, 1998 between HomeGrocer.com and Comdisco, Inc.

 Number                                Description
 ------                                -----------

 10.5** Addendum to Master Lease Agreement dated as of November 9, 1999 between HomeGrocer.com and Comdisco, Inc.

 10.6** Subordinated Loan and Security Agreement dated September 15, 1999 between HomeGrocer.com and Comdisco, Inc.
 10.7**  Form of Promissory Note dated September 9, 1999 issued by Mary Alice
         Taylor in favor of HomeGrocer.com.

 10.8**  Form of Promissory Note dated September 9, 1999 issued by J. Terrence
         Drayton in favor of HomeGrocer.com.

 10.9** Employment Agreement dated September 2, 1999 between HomeGrocer.com and Mary Alice Taylor.

 10.10** Employment Agreement dated June 1, 1999 between HomeGrocer.com and J.
         Terrence Drayton.

 10.11** Employment Agreement dated November 3, 1999 between HomeGrocer.com and
         Daniel R. Lee.

 10.12** Employment Agreement dated August 31, 1999 between HomeGrocer.com and
         David A. Pace.

 10.13** Facility Lease dated May 19, 1999 between HomeGrocer.com, as sublessee, and The Plaza at Yarrow Bay, LLC.

 10.14** Facility Sublease dated July 22, 1999 between HomeGrocer.com, as sublessor, and AT&T Wireless Services of Washington, Inc.

 10.15** Facility Sublease dated April 8, 1999 between HomeGrocer.com, as sublessee, and Delta Engineering and Manufacturing.

 10.16** Facility Lease dated July 23, 1999 between HomeGrocer.com, as lessee, and Exposition Property Associates (interest transferred from The
         Ezralow Company, LLC).

 10.17** Facility Lease dated November 4, 1996 between HomeGrocer.com, as successor in interest to the lessee, and Benaroya Capital Company, LLC.

 10.18** Facility Sublease dated June 24, 1999 between HomeGrocer.com, as sublessor, and A&M Warehouses, Incorporated.

 10.19** Facility Lease dated July 8, 1999 between HomeGrocer.com, as lessee, and Lincoln-RECP Fullerton OPCO, LLC.

 10.20** Facility Lease dated August 10, 1999 between HomeGrocer.com, as lessee, and Realty Associates Iowa Corporation.

 10.21** Facility Lease dated May 24, 1999 between HomeGrocer.com, as sublessee, and The Concourse Joint Venture.

 10.22** Amendment No. 1 dated June 21, 1999 to the Facility Lease dated May
         24, 1999 between HomeGrocer.com, as sublessee, and The Concourse Joint
         Venture.

 10.23** Facility Sublease dated November 15, 1999 between HomeGrocer.com, as sublessee, and Thyssen Dover Elevator.

 10.24** Facility Lease dated November 15, 1999 between HomeGrocer.com, as lessee, and Watson Partners, L.P.

 10.25** Commercial Lease Agreement dated December 17, 1999 between
         HomeGrocer.com as Lessee, and CB Luna Industrial No. 3, Ltd.

 10.26** Form of Indemnification Agreement between HomeGrocer.com and each of its Officers and Directors.

 10.27** 1997 Stock Incentive Compensation Plan dated April 1997.

 10.28** 1999 Stock Incentive Plan dated December 1999.

 10.29** 1999 Employee Stock Purchase Plan dated December 1999.

 Number                                Description
 ------                                -----------

 10.30** 1999 Directors' Stock Option Plan dated December 1999.

 10.31** Network Services Agreement dated December 17, 1997 between
         HomeGrocer.com and InterNAP Network Services Corporation.

 10.32** Employment Agreement dated November 22, 1999 between HomeGrocer.com and Rex L. Carter.

 10.33** Facility Lease dated January 14, 2000 between HomeGrocer.com and
         Reliance Hamilton Associates, LLC.

 10.34** Facility Lease dated October 1, 1999 between HomeGrocer.com and Waples
         Corporation.

 10.35** Facility Lease dated January 4, 2000 between HomeGrocer.com and The
         Irvine Company.

 10.36** Facility Lease dated January 25, 2000 between HomeGrocer.com and Mercy
         Capital Center Joint Venture.

 10.37** Retailer's Agreement dated December 10, 1997 between HomeGrocer.com and SuperValu.

 10.38+  Interactive Marketing Agreement dated February 15, 2000 between
         HomeGrocer.com and America Online, Inc.

 10.39** First Amendment to Lease Agreement dated February 29, 2000 between
         HomeGrocer.com and Mercy Capital Center Joint Venture.

 10.40** Facility Lease dated February 2000 between HomeGrocer.com and MBC
         Springbelt, LLC.

 10.41** Facility Lease dated February 23, 2000 between HomeGrocer.com and
         Duke-Weeks Realty Limited Partnership.

 10.42** Facility Lease dated March 3, 2000 between HomeGrocer.com and
         Gonsalves & Santucci, Inc.

 10.43** First Amendment to Lease Agreement dated November 15, 1999 between
         HomeGrocer.com and Lincoln-RECP Fullerton OPCO, LLC.

 21.1**  List of Subsidiaries.

 23.1**  Consent of Ernst & Young LLP.

 23.2**  Consent of Venture Law Group (included in Exhibit 5.1).

 24.1**  Power of Attorney (included in signature page to Registration
         Statement).

 27.1**  Financial Data Schedule.

--------
**  Previously filed.
+ Confidential treatment has been requested for portions of the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission under our application for confidential treatment.

   (b) Financial Statement Schedules

   Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kirkland, State of Washington on March 9, 2000.

                                          HomeGrocer.com, Inc.

                                                 /s/ Mary Alice Taylor
                                          By: _________________________________
                                                     Mary Alice Taylor
                                              Chairman of the Board and Chief
                                                     Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                          Title                   Date
              ---------                          -----                   ----
       /s/ Mary Alice Taylor           Chairman of the Board and     March 9, 2000
______________________________________  Chief Executive Officer
          Mary Alice Taylor

                  *                    Chief Financial Officer       March 9, 2000
______________________________________
            Daniel R. Lee

                  *                    President and Director        March 9, 2000
______________________________________
         J. Terrence Drayton

                  *                    Director                      March 9, 2000
______________________________________
            Tom A. Alberg

                  *                    Director                      March 9, 2000
______________________________________
           Charles K. Barbo

                  *                    Director                      March 9, 2000
______________________________________
          James L. Barksdale

                  *                    Director                      March 9, 2000
______________________________________
          Mark P. Gorenberg

                  *                    Director                      March 9, 2000
______________________________________
         Jonathan D. Lazarus

                  *                    Director                      March 9, 2000
______________________________________
          Douglas Mackenzie

                  *                    Director                      March 9, 2000
______________________________________
             David Risher

                  *                    Director                      March 9, 2000
______________________________________
          Philip S. Schlein

      /s/ Mary Alice Taylor                                          March 9, 2000
*By: _________________________________
          Mary Alice Taylor
           Attorney-in-Fact

                               INDEX TO EXHIBITS

 Number                                Description
 ------                                -----------
  1.1**  Form of Underwriting Agreement.

  3.1**  Restated Certificate of Incorporation of HomeGrocer.com.

  3.2**  Amended and Restated Articles of Incorporation of HomeGrocer.com.

  3.3**  Second Amended and Restated Articles of Incorporation of
         HomeGrocer.com (proposed).

  3.4**  Bylaws of HomeGrocer.com (Delaware).

  3.5**  Bylaws of HomeGrocer.com (Washington).

  4.1**  Specimen Stock Certificate.

  4.2**  Third Amended and Restated Investors Rights Agreement dated September
         30, 1999, as amended.

  4.3**  Warrant Agreement to purchase Series C Preferred Stock dated November
         9, 1998 issued by HomeGrocer.com in favor of Comdisco, Inc.

  4.4**  Warrant Agreement to purchase Series D Preferred Stock dated September
         15, 1999 issued by HomeGrocer.com in favor of Comdisco, Inc.

  4.5** Form of Common Stock Purchase Warrant issued by HomeGrocer.com to certain lenders.

  4.6** Form of Common Stock Warrant Certificate issued by HomeGrocer.com in connection with its preferred stock financings.

  5.1** Opinion of Venture Law Group regarding the legality of the common stock being registered.

 10.1** Advertising Agreement dated November 18, 1999 between HomeGrocer.com and Amazon.com, LLC.

 10.2**  Lease Agreement dated August 16, 1999 between HomeGrocer.com and
         Valley Freightliner, Inc.

 10.3**  Revolving Line of Credit Commitment Letter dated June 11, 1999 by
         Mercedes-Benz Credit Corporation in favor of HomeGrocer.com, Inc.

 10.4** Master Lease Agreement dated November 9, 1998 between HomeGrocer.com and Comdisco, Inc.

 10.5** Addendum to Master Lease Agreement dated as of November 9, 1999 between HomeGrocer.com and Comdisco, Inc.
 10.6** Subordinated Loan and Security Agreement dated September 15, 1999 between HomeGrocer.com and Comdisco, Inc.

 10.7**  Form of Promissory Note dated September 9, 1999 issued by Mary Alice
         Taylor in favor of HomeGrocer.com.

 10.8**  Form of Promissory Note dated September 9, 1999 issued by J. Terrence
         Drayton in favor of HomeGrocer.com.

 10.9** Employment Agreement dated September 2, 1999 between HomeGrocer.com and Mary Alice Taylor.

 10.10** Employment Agreement dated June 1, 1999 between HomeGrocer.com and J.
         Terrence Drayton.

 10.11** Employment Agreement dated November 3, 1999 between HomeGrocer.com and
         Daniel R. Lee.

 10.12** Employment Agreement dated August 31, 1999 between HomeGrocer.com and
         David A. Pace.

 10.13** Facility Lease dated May 19, 1999 between HomeGrocer.com, as sublessee, and The Plaza at Yarrow Bay, LLC.

 10.14** Facility Sublease dated July 22, 1999 between HomeGrocer.com, as sublessor, and AT&T Wireless Services of Washington, Inc.

 10.15** Facility Sublease dated April 8, 1999 between HomeGrocer.com, as sublessee, and Delta Engineering and Manufacturing.

 10.16** Facility Lease dated July 23, 1999 between HomeGrocer.com, as lessee, and Exposition Property Associates (interest transferred from The
         Ezralow Company, LLC).


 Number                                Description
 ------                                -----------
 10.17** Facility Lease dated November 4, 1996 between HomeGrocer.com, as successor in interest to the lessee, and Benaroya Capital Company,
         LLC.

 10.18** Facility Sublease dated June 24, 1999 between HomeGrocer.com, as sublessor, and A&M Warehouses, Incorporated.

 10.19** Facility Lease dated July 8, 1999 between HomeGrocer.com, as lessee, and Lincoln-RECP Fullerton OPCO, LLC.

 10.20** Facility Lease dated August 10, 1999 between HomeGrocer.com, as lessee, and Realty Associates Iowa Corporation.

 10.21** Facility Lease dated May 24, 1999 between HomeGrocer.com, as sublessee, and The Concourse Joint Venture.

 10.22** Amendment No. 1 dated June 21, 1999 to the Facility Lease dated May
         24, 1999 between HomeGrocer.com, as sublessee, and The Concourse Joint
         Venture.

 10.23** Facility Sublease dated November 15, 1999 between HomeGrocer.com, as sublessee, and Thyssen Dover Elevator.

 10.24** Facility Lease dated November 15, 1999 between HomeGrocer.com, as lessee, and Watson Partners, L.P.

 10.25** Commercial Lease Agreement dated December 17, 1999 between
         HomeGrocer.com as Lessee, and CB Luna Industrial No. 3, Ltd.

 10.26** Form of Indemnification Agreement between HomeGrocer.com and each of its Officers and Directors.

 10.27** 1997 Stock Incentive Compensation Plan dated April 1997.

 10.28** 1999 Stock Incentive Plan dated December 1999.

 10.29** 1999 Employee Stock Purchase Plan dated December 1999.

 10.30** 1999 Directors' Stock Option Plan dated December 1999.

 10.31** Network Services Agreement dated December 17, 1997 between
         HomeGrocer.com and InterNAP Network Services Corporation.

 10.32** Employment Agreement dated November 22, 1999 between HomeGrocer.com and Rex L. Carter.

 10.33** Facility Lease dated January 14, 2000 between HomeGrocer.com and
         Reliance Hamilton Associates, LLC.

 10.34** Facility Lease dated October 1, 1999 between HomeGrocer.com and Waples
         Corporation.

 10.35** Facility Lease dated January 4, 2000 between HomeGrocer.com and The
         Irvine Company.

 10.36** Facility Lease dated January 25, 2000 between HomeGrocer.com and Mercy
         Capital Center Joint Venture.

 10.37** Retailer's Agreement dated December 10, 1997 between HomeGrocer.com and SuperValu.

 10.38+  Interactive Marketing Agreement dated February 15, 2000 between
         Homegrocer.com and America Online, Inc.

 10.39** First Amendment to Lease Agreement dated February 29, 2000 between
         HomeGrocer.com and Mercy Capital Center Joint Venture.

 10.40** Facility Lease dated February 2000 between HomeGrocer.com and MBC
         Springbelt, LLC.

 10.41** Facility Lease dated February 23, 2000 between HomeGrocer.com and
         Duke-Weeks Realty Limited Partnership.

 10.42** Facility Lease dated March 3, 2000 between HomeGrocer.com and
         Gonsalves & Santucci, Inc.


 Number                              Description
 ------                              -----------
 10.43** First Amendment to Lease Agreement dated November 15, 1999 between
         HomeGrocer.com and Lincoln-RECP Fullerton OPCO, LLC.

 21.1**  List of Subsidiaries.

 23.1**  Consent of Ernst & Young LLP.

 23.2**  Consent of Venture Law Group (included in Exhibit 5.1).

 24.1**  Power of Attorney (included in signature page to Registration
         Statement).

 27.1**  Financial Data Schedule.

--------
**  Previously filed.
+ Confidential treatment has been requested for portions of the copy of the exhibit filed with the Securities and Exchange Commission. The omitted information has been filed separately with the Securities and Exchange Commission under our application for confidential treatment.